Exhibit 32.01

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

I, William S. Oesterle, the Chief Executive Officer of Angie’s List, Inc., certify that (i) the quarterly report on Form 10-Q for the quarter ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Angie’s List, Inc.

/s/ William S. Oesterle
William S. Oesterle
Chief Executive Officer and Director
(Principal Executive Officer)

October 24, 2013
Date